Exhibit 10(b)

FIRST AMENDMENT TO THE LOAN AND SERVICING AGREEMENT

This FIRST AMENDMENT TO THE LOAN AND SERVICING AGREEMENT, dated as of May 6, 2008 (this “Amendment”), is entered into among NewStar DB Term Funding LLC, a Delaware limited liability company (the “Borrower”), NewStar Financial, Inc., a Delaware corporation (“NewStar”), Tahoe Funding Corp., a Delaware corporation (the “Lender”), Deutsche Bank AG, New York Branch (“DB”), as lender agent for the Lender (the “Lender Agent”), DB, as administrative agent for the Lender (in such capacity, and together with any successor thereto in such capacity, the “Administrative Agent”), U.S. Bank National Association, a national banking association (the “Trustee”) and Lyon Financial Services, Inc., a Minnesota corporation doing business as U.S. Bank Portfolio Services (the “Backup Servicer”) (collectively, the “Parties”).

R E C I T A L S

A. The Parties are parties to that certain Loan and Servicing Agreement, dated as of November 7, 2007 (together with all exhibits and schedules thereto, the “Agreement”);

B. The Borrower desires to receive and the Lender desires to provide $100,000,000 of additional financing under the Agreement; and

C. The Borrower and the Lender desire to modify certain additional terms of the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2. Amendments.

(a) The amount set forth on the cover page of the Agreement is hereby deleted and replaced with “U.S. $400,000,000”.

(b) The definition of “Adjusted Principal Balance” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

““Adjusted Principal Balance”: On any date of determination, with respect to a Delinquent Loan, an amount equal to the lesser of (i) the product of (a) the applicable Moody’s Recovery Rate and (b) the Outstanding Loan Balance of such Loan and (ii) the Market Value of such Loan, if one exists.”

(c) Subsection (b) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(b) that are Second Lien Loans, Subordinated Loans, B-Note Loans, LOT Loans and Mezzanine Loans exceeds the greater of 5% of the Aggregate Outstanding Loan Balance and $7,500,000;”

(d) Subsection (c) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the word “[Reserved];”

(e) Subsection (h) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(h) to Obligors with a principal place of business in or organized under the laws of, or substantially all of the assets of which are located in, Canada, exceeds 10% of the Aggregate Outstanding Loan Balance;”

(f) Subsection (j) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(j) that are Revolving Loans exceeds the greater of 20% of the Aggregate Outstanding Loan Balance and $30,000,000;”

(g) Subsection (l) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(l) that are Re-Discount Loans exceeds 10% of the Aggregate Outstanding Loan Balance;”

(h) Subsection (s) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(s) that are Participations (other than Initial Participations) exceeds the greater of 5% of the Aggregate Outstanding Loan Balance and $10,000,000;

(i) Subsection (u) of the definition of “Aggregate Excess Concentration Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(u) that are Delinquent Loans or Charged-Off Loans exceeds 5.0% of the Aggregate Outstanding Loan Balance;”

(j) The definition of “Amortization Advance Rate” is deleted in its entirety.

(k) Subsection (c) of the definition of “Early Amortization Event” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(c) as of any Determination Date, the Average Pool Delinquency Ratio exceeds 5.0%;”

(l) Subsection (ee) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(ee) as of the date such Loan became part of the Collateral, such Loan is not and has never been delinquent in payment of either principal or interest (unless otherwise approved by the Administrative Agent);”

(m) Subsection (ff) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(ff) as of the date such Loan became part of the Collateral, there is no default, breach, violation, event or condition which would give rise to a right of acceleration existing under the Underlying Instruments relating to such Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation, event or condition which would give rise to a right of acceleration;”

(n) Subsection (h) of the definition of “Eligible Obligor” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(h) except with respect to a DIP Loan, as of the date such Loan became part of the Collateral, is not (and has not been for at least three years) the subject of an Insolvency Event, and such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, as determined by the Servicer; and”

(o) Subsection (i) of the definition of “Eligible Obligor” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following subsection:

“(i) is not (and has never been), as of the date such Loan became part of the Collateral, an Obligor of a Charged-Off Loan or a Delinquent Loan.”

(p) The definition of “Facility Amount” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

““Facility Amount”: The lesser of (a) $400,000,000, as such amount may vary from time to time upon the written agreement of the Borrower, the Administrative Agent and each Lender Agent, and (b) the aggregate Commitments then in effect; provided that on or after the Termination Date, the Facility Amount shall mean the Advances Outstanding.”

(q) The definition of “Maximum Borrowing Base” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

““Maximum Borrowing Base”: At any time, an amount equal to the sum of (A) the difference between (i) the excess of (x) Aggregate Outstanding Loan Balance over (y) the Aggregate Excess Concentration Amount and (ii) the greater of (a) the Minimum Equity Amount and (b) the aggregate Outstanding Loan Balances of Eligible Loans of the five largest Obligors, plus (B) the amount on deposit (and not including any Excluded Amounts and any amounts on deposit in the Revolving Collections Account) in the Principal Collections Account received in reduction of the Outstanding Loan Balance of any Loan owned by the Borrower; provided that during the Amortization Period, the Maximum Borrowing Base shall be equal to the Advances Outstanding.”

(r) The definition of “Re-Discount Loan” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

““Re-Discount Loan”: Any loan that advances an amount that represents a discount on the value of the financial assets collateralizing such Loan or that is underwritten using cash flow analysis and modeling techniques that are consistent with those used for issuances of asset-backed securities involving similar pools of assets with similar characteristics as the specified pool of assets collateralizing such Loan; provided that any Re-Discount Loan (a) that becomes part of the Collateral on or after May 6, 2008 or (b) where the pool of assets collateralizing such Loan primarily consists of residential real property shall not be considered an Eligible Loan for purposes of this Agreement.”

(s) The definition of “Required Reduction Target” is deleted in its entirety.

(t) Clause (ix) in Section 2.8(a) of the Agreement is hereby deleted in its entirety and replaced with the word “[Reserved];”

(u) Section 2.10(a) of the Agreement is amended by replacing the reference to “2.00%” in the second sentence with “2.25%”.

(v) Clause (v) of Section 3.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(v) The Minimum Equity Amount shall be equal to or greater than the greater of (i) $30,000,000 and (ii) the aggregate Outstanding Loan Balances of Eligible Loans of the five largest Obligors; and”

(w) The last sentence of Section 6.4(j) of the Agreement is hereby deleted in its entirety and replaced with the following:

“During an Amortization Period not caused by an Early Amortization Event (and for so long as no Early Amortization Event has occurred and is continuing) collections of principal on Revolving Loans that are not Delinquent Loans or Charged-Off Loans shall be deposited into the Revolving Collections Account to fund advances on such Revolving Loans in an amount not to exceed the aggregate Outstanding Loan Balances of such Revolving Loans owned by the Borrower as of the last day of the Revolving Period; provided that, for so long as Advances Outstanding are greater than zero and Interest Collections are insufficient to pay the amounts set forth in Section 2.8(a)(i) through (x), the Servicer shall instead cause all collections of principal on such Revolving Loans to be deposited into the Principal Collections Account until such amounts are paid in full.”

(x) Section 10.1(o) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(o) the Asset-to-Debt Ratio of the Borrower is (i) less than 125% during the 12 months immediately following the termination of the Revolving Period and (ii) less than 130% thereafter; or”

(y) Schedule X to the Agreement is hereby deleted in its entirety and replaced with schedule attached to this Amendment as Exhibit A.

(z) Schedule XII to the Agreement is hereby deleted in its entirety.

3. Representations of the Borrower and NewStar. Each of the Borrower and NewStar represents and warrants for itself as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to it.

(e) Immediately after giving effect to this Amendment, (i) the representations and warranties of the Borrower and NewStar set forth in the Agreement and the Loan Documents shall be true and correct and (ii) no Termination Event or Unmatured Termination Event shall have occurred and be continuing.

4. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto. By their signature below, the Administrative Agent and Lender authorize and direct the Trustee and Backup Servicer to execute and deliver this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEWSTAR DB TERM FUNDING LLC

By:	NewStar Financial, Inc., its Designated Manager

By:	/s/ John Kirby Bray
Name:	John Kirby Bray
Title:	Chief Financial Officer

NEWSTAR FINANCIAL, INC.

By:	/s/ John Kirby Bray
Name:	John Kirby Bray
Title:	Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ John Malone
Name:	John Malone
Title:	Director

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Director

TAHOE FUNDING CORP.

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

First Amendment to Loan and Servicing Agreement

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kyle Harcourt
Name:	Kyle Harcourt
Title:	Vice President

LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services, as Backup Servicer

By:	/s/ Joseph Andries
Name:	Joseph Andries
Title:	Senior Vice President

First Amendment to Loan and Servicing Agreement

EXHIBIT A

AMENDED SCHEDULE X TO THE LOAN AND SERVICING AGREEMENT

[to be provided by Deutsche Bank]

First Amendment to Loan and Servicing Agreement